   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1999

                                                  REGISTRATION NO. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  NFRONT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   GEORGIA                                 58-2242756
       (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)                Identification Number)

                      520 GUTHRIDGE COURT, N.W., SUITE 100
                               NORCROSS, GA 30092
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------


                       nFront, Inc. Stock Incentive Plan;
                 nFront, Inc. Employee Stock Purchase Plan; and
                    nFront, Inc. Director Stock Option Plan
                           (Full title of the Plans)
                         ------------------------------

                                                            COPY TO:
    BRADY L. "TRIPP" RACKLEY III                    WARD S. BONDURANT, ESQ.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER            MORRIS, MANNING & MARTIN, L.L.P.
            NFRONT, INC.                         1600 ATLANTA FINANCIAL CENTER
520 GUTHRIDGE COURT, N.W., SUITE 100               3343 PEACHTREE ROAD, N.E.
       NORCROSS, GEORGIA 30092                       ATLANTA, GEORGIA 30326
           (770) 209-4460                                (404) 233-7000

   (Name and Address and Telephone Number, Including Area Code, of Agent for
                                   Service.)
                        --------------------------------

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                 Registered(4)          Per Share               Price           Registration Fee
- -------------------------------------------------------------------------------------------------------------------------------
      Common Stock issuable under
          Stock Incentive Plan                 1,048,543            $  2.06(1)           $ 2,159,999            $  600.48
- -------------------------------------------------------------------------------------------------------------------------------
      Common Stock issuable under
          Stock Incentive Plan                 1,140,357            $11.375(2)           $12,971,561            $3,606.09
- -------------------------------------------------------------------------------------------------------------------------------
      Common Stock issuable under
      Employee Stock Purchase Plan               100,000            $ 9.669(3)           $   966,900            $  268.80
- -------------------------------------------------------------------------------------------------------------------------------
      Common Stock issuable under
       Director Stock Option Plan                200,000            $11.375(2)           $ 2,275,000            $  632.45
- -------------------------------------------------------------------------------------------------------------------------------
                 Total                         2,488,900(4)                                                     $5,107.82
===============================================================================================================================

(1) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to the nearest cent) of options granted under the referenced plan, the shares issuable under which are registered hereby.
(2) Computed in accordance with Rule 457(c) based on the high and low prices on the Nasdaq National Market on September 28, 1999. Represents shares reserved for options not yet granted.
(3) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the price computed in accordance with Rule 457(c), multiplied by 85%, which is the percentage of the trading price applicable to purchases under the referenced plan.
(4) An undetermined number of additional shares are hereby registered and may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, pursuant to the antidilution and adjustment provisions of the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees and/or directors of nFront, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Commission on September 27, 1999; and

         (b) the description of the Company's common stock, no par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 28, 1999 (Registration No. 000-26513).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, nFront, Inc., 520 Guthridge Court, N.W. Suite 100, Norcross, GA 30092; telephone number: (770) 209-4460.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934 this item is inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         There are no interests required to be disclosed pursuant to this Item
5.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Second Amended and Restated Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under the Georgia Business Corporation Code (the "GBCC") and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under the GBCC.

         The Company's Second Amended and Restated Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under the GBCC and that it must advance all reasonable expenses incurred in a proceeding in which the director was either a party or a witness because he or she was a director. The Company has entered into indemnification agreements with its directors and certain of its officers that provide indemnification similar to that provided in the Second Amended and Restated Bylaws.

         The GBCC provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the GBCC provides that, in general, a company may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the GBCC provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The GBCC further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the GBCC or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the GBCC provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                Description
              -----------                -----------

                  3.1 The Company's Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration Number 333-76955).

                  3.2      The Company's Second Amended and Restated Bylaws
                           (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration
                           Number 333-76955).

                  5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  10.1 nFront, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company's
                           Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration Number
                           333-76955).

                  10.2     Amendment No. 1 to the nFront, Inc. Stock Incentive
                           Plan (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration Number 333-76955).


                  10.3     Amendment No. 2 to the nFront, Inc. Stock Incentive
                           Plan (incorporated by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration Number 333-76955).

                  10.4     nFront, Inc. Employee Stock Purchase Plan
                           (incorporated by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration
                           Number 333-76955).

                  10.5     nFront, Inc. Director Stock Option Plan
                           (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration
                           Number 333-76955).

                  23.1     Consent of independent auditors Ernst & Young, LLP

                  23.2     Consent of Morris, Manning & Martin, L.L.P.
                           (included in Exhibit 5.1).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 30th day of September, 1999.

                                      nFront, Inc.


                                   By:/s/ Brady L. "Tripp" Rackley III
                                      -----------------------------------------
                                          BRADY L. "TRIPP" RACKLEY III
                                          Chairman of the Board and Chief
                                          Executive Officer



         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/ Brady L. "Tripp" Rackley III         Chairman of the Board                  September 30, 1999
- ------------------------------------     and Chief Executive Officer
BRADY L. "TRIPP" RACKLEY III             (Principal Executive Officer)



/s/ Robert L. Campbell                   President, Chief Operating Officer     September 30, 1999
- ------------------------------------     and Director
ROBERT L. CAMPBELL


/s/ Jeffrey W. Hodges                    Chief Financial Officer (Principal     September 30, 1999
- ------------------------------------     Financial and Accounting Officer)
JEFFREY W. HODGES


/s/ Brady L. Rackley                     Director                               September 30, 1999
- ------------------------------------
BRADY L. RACKLEY


/s/ Thomas E. Greene III                 Director                               September 30, 1999
- ------------------------------------
THOMAS E. GREENE III


/s/ Charles D. Moseley, Jr.              Director                               September 30, 1999
- ------------------------------------
CHARLES D. MOSLEY, JR.


/s/ William H. Scott III                 Director                               September 30, 1999
- ------------------------------------
WILLIAM H. SCOTT III


/s/ James A. Verbrugee                   Director                               September 30, 1999
- ------------------------------------
JAMES A. VERBRUGEE

                                 EXHIBIT INDEX
                                 -------------

                   EXHIBITS INCORPORATED HEREIN BY REFERENCE

        Designation of Exhibit                 Description of Exhibit
        ----------------------                 ----------------------

                 3.1              The Company's Second Amended and Restated
                                  Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
                                  Registration Statement on Form S-1, filed with the Commission on April 23, 1999,
                                  Registration Number 333-76955).

                 3.2              The Company's Second Amended and Restated
                                  Bylaws (incorporated by reference to Exhibit
                                  3.2 to the Company's Registration Statement on Form S-1, filed with the Commission on April 23, 1999, Registration Number
                                  333-76955).

                 10.1             nFront, Inc. Stock Incentive Plan
                                  (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1, filed with the Commission on April
                                  23, 1999, Registration Number 333-76955).

                 10.2             Amendment No. 1 to the nFront, Inc. Stock
                                  Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Registration
                                  Statement on Form S-1, filed with the
                                  Commission on April 23, 1999, Registration
                                  Number 333-76955).

                 10.3             Amendment No. 2 to the nFront, Inc. Stock
                                  Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company's Registration
                                  Statement on Form S-1, filed with the
                                  Commission on April 23, 1999, Registration
                                  Number 333-76955).

                 10.4             nFront, Inc. Employee Stock Purchase Plan
                                  (incorporated by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-1, filed with the Commission on April
                                  23, 1999, Registration Number 333-76955).

                 10.5             nFront, Inc. Director Stock Option Plan
                                  (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1, filed with the Commission on April
                                  23, 1999, Registration Number 333-76955).

                                  EXHIBITS FILED HEREWITH

                 5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                 23.1             Consent of independent auditors Ernst &
                                  Young, LLP

                 23.2             Consent of Morris, Manning & Martin, L.L.P.
                                  (included in Exhibit 5.1).